UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2023
NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22705	33-0525145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12780 El Camino Real,
San Diego,	California	92130
(Address of Principal Executive Offices)		(Zip Code)
(858) 617-7600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.001 par value	NBIX	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Collaboration and License Agreement
On January 8, 2023 (the “Agreement Date”), Neurocrine Biosciences, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with Voyager Therapeutics, Inc. (“Voyager”) for the research, development, manufacture and commercialization of gene therapy products directed to the gene that encodes glucosylceramidase beta 1 (“GBA1”) for the treatment of Parkinson’s disease and other diseases associated with GBA1 (the “GBA1 Program”) and three new programs focused on the research, development, manufacture and commercialization of gene therapies designed to address central nervous system diseases or conditions associated with rare genetic targets (the “New Discovery Programs” and, collectively with the GBA1 Program, the “Programs”).
Collaboration and License. Under the Collaboration Agreement, upon the expiration or termination of applicable waiting periods and the receipt of any required approvals or clearances under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (such date, the “Effective Date” and such clearance, “Antitrust Clearance”), the Company and Voyager have agreed to collaborate on the conduct of the Programs. Under the terms of the Collaboration Agreement, subject to the rights retained by Voyager thereunder, Voyager has also agreed to grant the Company, as of the Effective Date, an exclusive, royalty-bearing, sublicensable, worldwide license, under certain of Voyager’s intellectual property rights, to research, develop, manufacture and commercialize gene therapy products (the “New Collaboration Products”) arising under the Programs.
Pursuant to mutually-agreed development plans, and as overseen by the joint steering committee that oversees the Company’s ongoing collaboration with Voyager, Voyager is responsible for identifying capsids meeting target criteria and producing development candidates and conducting other non-clinical activities regarding the New Collaboration Products. The Company has agreed to be responsible for all costs incurred by Voyager in conducting non-clinical development activities for each Program, in accordance with an agreed budget. If Voyager breaches its development responsibilities or, in certain circumstances, upon a change of control of Voyager, the Company has the right, but not the obligation, to assume the conduct of Voyager’s activities under such Program.
Voyager has the option (a “Co-Co Option”) to co-develop and co-commercialize New Collaboration Products in the GBA1 Program in the U.S. upon Voyager’s receipt of topline data from the first Phase 1 clinical trial for a product candidate being developed pursuant to the GBA1 Program. Should Voyager elect to exercise its Co-Co Option, the Company and Voyager agree to enter into a cost- and profit-sharing arrangement (a “Co-Co Agreement”), whereby the Company and Voyager agree to jointly develop and commercialize New Collaboration Products in the GBA1 Program (“Co-Co Products”) in the U.S. and share equally in the GBA1 Program’s costs, profits and losses in the U.S., with each party entitled to or responsible for 50% of profits and losses with respect to each Co-Co Product in the United States, subject to specified exceptions. In the event Voyager exercises its Co-Co Option, the parties have also agreed that the Company is entitled to receive (in addition to its 50% share of profits) 50% of Voyager’s share of profits until Voyager’s obligation to repay fifty percent (50%) of all development costs incurred by the Company in connection with the GBA1 Program prior to such exercise have been paid off out of such 50% of Voyager’s share of profits.
Financial Terms. Under the terms of the Collaboration Agreement, the Company has agreed to pay Voyager an upfront cash payment of approximately $136.0 million. The Collaboration Agreement provides for aggregate development milestone payments from the Company to Voyager for New Collaboration Products under (i) the GBA1 Program of up to $985.0 million; and (ii) each of the three New Discovery Programs of up to $175.0 million for each New Discovery Program. Voyager may be entitled to receive aggregate commercial milestone payments for up to two New Collaboration Products under the GBA1 Program of up to $950.0 million per New Collaboration Product and for one New Collaboration Product under each New Discovery Program of up to $275.0 million.
The Company has also agreed to pay Voyager tiered royalties, based on future net sales of the New Collaboration Products. Such royalty percentages, for net sales in and outside the United States, range from (i) for the GBA1 Program, the low double-digits to twenty and the high single-digits to mid-teens, respectively, and (ii) for each New Discovery Program, high single-digits to mid-teens and mid-single digits to low double-digits, respectively. On a country-by-country and Program-by-Program basis, the parties have agreed royalty payments would commence on the first commercial sale of a New Collaboration Product in such country and terminate upon the latest of (i) the expiration, invalidation or the abandonment of the last patent covering the composition of the New Collaboration Product or its approved method of use in such country, (ii) 10 years from the first commercial sale of the New Collaboration Product in such country and (iii) the expiration of regulatory exclusivity in such country (the “Royalty Term”).

Termination. Unless earlier terminated, the Collaboration Agreement expires on the later of (i) the expiration of the last to expire Royalty Term with respect to all New Collaboration Products worldwide or (ii) the expiration or termination of any Co-Co Agreement. The Company may terminate the Collaboration Agreement in its entirety or on a Program-by-Program and/or country-by-country basis by providing at least (i) 180-day advance notice if such notice is provided prior to the first commercial sale of any New Collaboration Product to which the termination applies or (ii) one-year advance notice if such notice is provided after the first commercial sale of any product to which the termination applies. The Company may terminate the Collaboration Agreement with respect to a given New Collaboration Product by providing written notice of termination to Voyager within thirty (30) days after complete readout of any clinical trial if the results of such clinical trial fail to meet the pre-specified primary endpoint(s) set forth in the applicable protocol or if there is a safety finding during the clinical trial relating to such New Collaboration Product that either (i) is substantially irreversible or not monitorable in patients or (ii) results in the Company’s decision to designate such New Collaboration Product as a terminated product under the Collaboration Agreement.
Voyager may terminate (i) the Collaboration Agreement, subject to specified conditions, if the Company fails to make the equity purchase described in greater detail below or (ii) the Collaboration Agreement with respect to a particular Voyager patent right if the Company challenges the validity or enforceability of such Voyager patent right. Subject to a cure period, either party may terminate the Collaboration Agreement in the event of a material breach in whole or in part, subject to specified conditions. Either party may also terminate the Collaboration Agreement if specified regulatory agencies seek to enjoin the transaction or if the parties are unable to obtain Antitrust Clearance within twelve months of the applicable antitrust filings.
The foregoing description of the terms of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collaboration Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Stock Purchase Agreement
In connection with the execution of the Collaboration Agreement, the Company and Voyager also entered into a stock purchase agreement on the Agreement Date (the “2023 Stock Purchase Agreement”) for the sale and issuance of 4,395,588 shares of common stock (the “Shares”) to the Company at a price of $8.88 per share, for an aggregate purchase price of approximately $39.0 million. The consummation of the transactions contemplated by the 2023 Stock Purchase Agreement is subject to the parties’ obtaining Antitrust Clearance, the Collaboration Agreement and Amended and Restated Investor Agreement (as defined below) remaining in full force and effect, and the satisfaction or waiver of other customary closing conditions.
The foregoing description of the terms of the 2023 Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Stock Purchase Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Amended and Restated Investor Agreement
In connection with the execution of the Collaboration Agreement, the Company and Voyager also amended and restated their existing investor agreement on the Agreement Date (the “Amended and Restated Investor Agreement”) providing for standstill and lock-up restrictions and a voting agreement with respect to shares of Voyager owned by the Company, that are substantially consistent with those contained in the parties’ existing investor agreement. The Amended and Restated Investor Agreement also provides for Voyager to cause Jude Onyia, Ph.D., Chief Scientific Officer of the Company, to be appointed to Voyager’s board of directors as of the Closing Date, and to cause Dr. Onyia, or another individual designated by the Company, to be nominated for election to Voyager’s board of directors when Dr. Onyia’s initial term is scheduled to expire. These obligations are subject to specified conditions and shall terminate upon the earliest of (i) the Company holding less than 10% of Voyager’s outstanding common stock; (ii) a change of control of the Company or Voyager; (iii) a liquidation or dissolution of Voyager; and (iv) the date that is ten years from the closing date of the 2023 Stock Purchase Agreement.
Each of the standstill restrictions, the lock-up restrictions, and the voting agreement terminate upon the earliest to occur of: (i) the date that is the third anniversary of the Effective Date and (ii) a liquidation or dissolution of Voyager. The standstill restrictions and lock-up restrictions also terminate upon the deregistration of Voyager’s common stock, if earlier. The lock-up restrictions and voting agreement also terminate on a change in control of Voyager or the date on which the Company and its affiliates beneficially own less than three percent of the common stock of Voyager on an outstanding basis. The standstill restrictions and voting agreement also terminate upon the later of (x) the expiration or termination of the Collaboration and License Agreement between the parties dated January 28, 2019, as amended from time to time, and (y) the expiration or termination of the Collaboration Agreement.

The foregoing description of the terms of the Amended and Restated Investor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Investor Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements include, but are not limited to, statements related to the potential benefits of the collaboration with Voyager, the total potential deal value of the collaboration and the ability to obtain Antitrust Clearance. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.
Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Joint Press Release of Neurocrine Biosciences, Inc. and Voyager Therapeutics, Inc. dated January 9, 2023

104	Cover Page Interactive Data File

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.

Dated: January 9, 2023	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer